Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of April 26, 2021, is entered into by and among the following parties:

(i)the Borrowers identified on the signature pages hereto; (ii)UHS Receivables Corp., as Collection Agent;

(iii)UHS of Delaware, Inc., as Servicer;

(iv)Universal Health Services, Inc., as Performance Guarantor; and

(v)       PNC Bank, National Association (“PNC”), as Liquidity Bank, LC Participant for PNC’s Lender Group, Co-Agent for PNC’s Lender Group, LC Bank, and Administrative Agent.

Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Credit and Security Agreement defined below.

BACKGROUND

1.         The parties hereto have entered into that certain Amended and Restated Credit and Security Agreement, dated as of October 27, 2010 (as amended, supplemented and otherwise modified from time to time, the “Credit and Security Agreement”).

2.         Pursuant to that certain letter agreement, dated as of March 31, 2021, among the parties to the Credit and Security Agreement at that time, (i) each of Victory Receivables Corporation, MUFG Bank, Ltd., Truist Bank, Atlantic Asset Securitization LLC and Credit Agricole Corporate and Investment Bank ceased to be parties to the Credit and Security Agreement, (ii) the Aggregate Principal was repaid in full, (iii) the Aggregate Commitment was reduced to zero ($0), (iv) notwithstanding the foregoing, neither the Final Payout Date nor the Termination Date occurred, and all Transaction Documents survived the transactions contemplated by such letter agreement, and (v) PNC remains a party to the Credit and Security Agreement as a Liquidity Bank, LC Participant for PNC’s Lender Group, Co-Agent for PNC’s Lender Group, LC Bank and Administrative Agent.

3.         The parties hereto desire to amend the Credit and Security Agreement as set forth herein.

4.       Concurrently with this Amendment, the parties hereto (other than the Performance Guarantor) are entering into an amended and restated Fee Letter (the “A&R Fee Letter”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments to the Credit and Security  Agreement.The Credit and

Security Agreement is hereby amended as follows:

(a)Section 1.3 is amended by deleting the second paragraph thereof in its entirety.

(b)New Section 4.5 (Benchmark Replacement Setting) set forth on Exhibit A attached hereto is added immediately after existing Section 4.4 (Default Rate).

(c)The following new paragraph is added to the end of Section 6.2 (Conditions Precedent to All Advances and Letter of Credit Issuances):

In addition, the first Advance made or Letter of Credit issued after April 26, 2021 shall be subject to the further condition precedent that the Servicer shall have  delivered to the Administrative  Agent a Monthly Report reflecting data with respect to the Receivables in the Collateral as of the last day of the most recently ended calendar month.

(d)The following new paragraph is added to the end of Section 7.1(d) (Audits):

No later than ninety (90) days after the first Advance made or Letter of Credit issued after April 26, 2021, such Loan Party shall deliver to the Administrative Agent the results of an audit or field exam of the Receivables and the servicing and origination practices of the Originators from a third-party consultant selected by the Administrative Agent (in consultation with the Servicer).

(e)Section 9.1(s) is replaced in its entirety with the following:

(s) The Consolidated Leverage Ratio, as at the last day of any period of four consecutive fiscal quarters of the Parent exceeds 3.75:1.0.

(f)The following new paragraph is added to the end of Section 8.5 (Monthly

Reports):

Notwithstanding the foregoing, the Servicer shall not be required to deliver any Monthly Report or listing of all Receivables pursuant to this Section 8.5 unless and until the first Advance is made or Letter of Credit is issued after April 26, 2021.

(g)The definition of “Aggregate Commitment” in Exhibit I is replaced in its entirety with the following:

“Aggregate Commitment” means, on any date of determination, the aggregate amount of the Lender Group Commitments of all Lender Groups (excluding the Lender Group Commitment of any Defaulting Lender’s Lender Group).   As of April 26, 2021, the Aggregate Commitment is $20,000,000.

(h)       The definition of “Facility Termination Date” in Exhibit I is replaced in its entirety with the following:

“Facility Termination Date” means the earlier of (i) April 25,

2022 and (ii) the Amortization Date.

(i)       Existing Schedule A is replaced with new Schedule A attached hereto. SECTION 2.   Amended and Restated Administrative Agent Fee Letter.   Each party

hereto agrees that no fees shall accrue or be payable under that certain Amended and Restated Administrative Agent Fee Letter, dated as of April 26, 2018, by and among the Administrative Agent, the Collection Agent, the Servicer and the Borrowers, until otherwise agreed among the parties thereto.

SECTION 3.   Representations and Warranties.   Each Borrower, the Collection Agent, the Servicer and the Performance Guarantor hereby represents and warrants to the Lenders, the Co-Agents and the Administrative Agent as follows:

(a)       Representations and Warranties. The representations and warranties made by such Person in the Transaction Documents are true and correct as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)     Enforceability.   The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the other Transaction Documents to which such Person is a party, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

(c)       No Amortization Event. After giving effect to this Amendment and the transactions contemplated hereby, no Amortization Event or Unmatured Amortization Event has occurred and is continuing.

SECTION 4.   Effectiveness. This Amendment shall become effective on the date hereof (the “Effective Date”) upon receipt by the Administrative Agent of the counterparts to this Amendment and the A&R Fee Letter executed by each of the parties hereto and thereto.

SECTION 5.   CHOICE OF LAW; CONSENT TO JURISDICTION.

(a)       THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(b)     EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AMENDMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY  AGENT  OR ANY LENDER  TO BRING  PROCEEDINGS AGAINST  ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.   ANY JUDICIAL PROCEEDING  BY ANY  LOAN PARTY AGAINST  THE AGENT  OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AMENDMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

SECTION 6.   Effect of Amendment.     All provisions of the Credit and Security Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Credit and Security Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Credit and Security Agreement shall be deemed to be references to the Credit and Security Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Credit and Security Agreement other than as set forth herein.

SECTION 7.   Counterparts.   This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.   Transaction Document.   This Amendment shall constitute a Transaction

Document for all purposes.

SECTION 9.   Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Credit and Security Agreement or any provision hereof or thereof.

SECTION 10. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Credit and Security Agreement.

SECTION 11. Ratification. After giving effect to this Amendment and each of the other agreements, documents and instruments contemplated in connection herewith, the Performance Undertaking, along with each of the provisions thereof, remains in full force and effect and is hereby ratified and reaffirmed by the Performance Guarantor and each of the other parties hereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AIKEN REGIONAL RECEIVABLES, L.L.C.,

DISTRICT HOSPITAL PARTNERS RECEIVABLES, L.L.C.,

FORT DUNCAN MEDICAL RECEIVABLES, L.L.C., LANCASTER HOSPITAL RECEIVABLES, L.L.C., LAREDO REGIONAL RECEIVABLES, L.L.C., MANATEE MEMORIAL RECEIVABLES, L.L.C., MCALLEN HOSPITALS RECEIVABLES, L.L.C.,

NORTHWEST TEXAS HEALTHCARE RECEIVABLES, L.L.C., SPARKS FAMILY HOSPITAL RECEIVABLES, L.L.C., SUMMERLIN HOSPITAL RECEIVABLES, L.L.C.,

TEMECULA VALLEY HOSPITAL RECEIVABLES, L.L.C.,

TEXOMA HEALTHCARE SYSTEM RECEIVABLES, L.L.C., UHS OF OKLAHOMA RECEIVABLES, L.L.C.,

UHS-CORONA RECEIVABLES, L.L.C., RANCHO SPRINGS RECEIVABLES, L.L.C.,

VALLEY HEALTH SYSTEM RECEIVABLES, L.L.C. AND

WELLINGTON REGIONAL RECEIVABLES, L.L.C.,

AS BORROWERS

By: /s/ Cheryl Ramagano

Name: Cheryl Ramagano

Title: Treasurer

S-1 Eighth Amendment to ri&R Credit and Security Agreement

(U HS Receivables C01p.)

UHS RECEIVABLES CORP.,

AS COLLECTION AGENT

By: /s/ Cheryl Ramagano

Name: Cheryl Ramagano

Title: Treasurer

UHS OF DELAWARE, INC.,

AS SERVICER

By: /s/ Cheryl Ramagano

Name: Cheryl Ramagano

Title: Senior Vice President and Treasurer

UNIVERSAL HEALTH SERVICES, INC.,

AS PERFORMANCE GUARANTOR

By: /s/ Cheryl Ramagano

Name: Cheryl Ramagano

Title: Senior Vice President and Treasurer

S-2 Eighth Amendment to A&R Credit and Security Agreement (UHS Receivables Cot p.)

PNC BANK, NATIONAL ASSOCIATION,

AS LC PARTICIPANT, LIQUIDITY BANK AND AS LC BANK

By: /s/ Eric Bruno

Name: Eric Bruno

Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,

AS CO-AGENT AND ADMINISTRATIVE AGENT

By: /s/ Eric Bruno

Name: Eric Bruno

Title: Senior Vice President

S-3Eighth Amendment to A&R Credit and Security Agreement (UHS Receivables Corp.)

EXHIBIT A

Section 4.5Benchmark Replacement Setting.

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark  Replacement  Date,  such Benchmark  Replacement  will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Co-Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Co-Agents comprising the Required Co-Agents.

(b)       Benchmark   Replacement   Conforming   Changes.   In   connection   with   the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Collection Agent (on behalf of the Borrowers) and the Co-Agents of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Co-Agent (or group of Co-Agents) pursuant to this Section 4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.5.

(d)       Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)       Benchmark Unavailability Period. Upon the Collection Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Collection Agent (on behalf of the Borrowers) may revoke any request for a Loan bearing interest based on LIBO Rate, conversion to or continuation of Loans bearing interest based on LIBO Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest at the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component (if any) of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

(f)       Secondary Term SOFR Conversion.   Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this clause (f) shall not be effective unless the Administrative Agent has delivered to the Co-Agents and the Collection Agent (on behalf of the Borrowers) a Term SOFR Notice.

(g)       LIBOR Notification. This Section 4.5 provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(h)Certain Defined Terms. As used in this Section 4.5:

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 4.5, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for the LIBO Rate determined pursuant to clause (y)(A) of the definition thereof is one month.

“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (a) of this Section 4.5.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the sum of: (a) Term SOFR and (b) the related Benchmark Replacement

Adjustment;

(2)the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement

Adjustment;

(3)     the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar- denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, with respect to a Term

SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may  be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Available Tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the  Reference Time such Benchmark Replacement is first set for such Available Tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding  Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then- current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement  Date and  the applicable Unadjusted  Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark   Replacement   Conforming   Changes”   means,   with   respect   to   any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently  or indefinitely ceases to provide  all Available  Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Co-Agents and the Collection Agent (on behalf of the Borrowers) pursuant to this Section 4.5, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Co-Agents, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Co-Agents, written notice of objection to such Early Opt-in Election from Co- Agents comprising the Required Co-Agents.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having  jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.5 and (y) ending at the time that a Benchmark Replacement has replaced the then-current

Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.5.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Co-Agents.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate or, if no floor is specified, zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body”  means the  Federal Reserve Board or  the  Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Co- Agents and the Collection Agent (on behalf of the Borrowers) of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Section 4.5 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

SCHEDULE A COMMITMENTS

PNC’S LENDER GROUP	COMMITMENT
Lender Group Commitment	$20,000,000
PNC’s Commitment as a Liquidity Bank	$20,000,000
PNC’s Commitment as an LC Participant	$20,000,000

A-1